SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               September 30, 1999
                Date of Report (Date of earliest event reported)


                         MUNICIPAL MORTGAGE & EQUITY, LLC
             (Exact Name of Registrant as Specified in its Charter)



    Delaware               001-11981                      52-1449733
 (State or Other     (Commission File Number)  (IRS Employer Identification No.)
 Jurisdiction of
  Incorporation)




                       218 North Charles Street, Suite 500
                            Baltimore, Maryland 21201
               (Address of Principal Executive Office) (Zip Code)


                                 (410) 962-8044
              (Registrant's telephone number, including area code)

Item 5. Other Events.

(a) On September 30, 1999, Municipal Mortgage & Equity, LLC ("MuniMae") agreed to acquire 100% of the capital stock of Midland Financial Holdings, Inc. ("Midland"), a Florida corporation, from Messrs. Robert Banks, Keith Gloekl and Ray Mathis, for up to $45 million. Of this amount, $23 million in cash and $12 million in MuniMae common shares will be paid at the closing of the transaction, respectively, subject to certain post-closing adjustments, and $3.33 million in MuniMae common shares is payable annually over a three year period if Midland meets certain performance targets, including an annual contribution to CAD of at least $6.0 million in year one, $6.25 million in year two and $6.5 million in year three. MuniMae expects to close this transaction by the end of October 1999, subject to regulatory approvals, the expiration of notice periods and certain other conditions. MuniMae expects to fund the $23 million up-front payment from its working capital.

         Midland is a fully integrated real estate investment firm specializing in providing debt and equity capital to the multifamily housing industry, particularly in the area of affordable housing. Since 1977, Midland has originated $2.6 billion in financing for multifamily housing. Midland currently has approximately $225 million of assets, of which 98% represents construction loans, and $217 million of liabilities of which 98% represents Notes Payable. Midland operates primarily in the following related areas:

          o Commercial Mortgage Banking. Midland provides construction and permanent debt financing, mortgage servicing and asset management services to the multifamily housing industry. Midland is a Fannie Mae DUS lender and a FHA approved mortgagee.

         Midland's Portfolio (in 000's)

         Construction Loans Outstanding:
                  Construction loans for own account                   $  85,212
                  Construction loans for which risk is indemnified
                           by a third party*                           $ 136,060
                                                                       ---------
                  Total Construction Loans Outstanding                 $ 221,272
                                                                       =========

         Permanent Loan Servicing Portfolio:
                  Permanent  loans  serviced for FNMA with
                           risk sharing                                $  92,409
                  Permanent loans serviced for FNMA where risk is
                           indemnified by a third party*               $ 168,000
                  Permanent loans serviced which do not have risk      $ 246,305
                                                                       ---------
                  Total Permanent Loans Serviced                       $ 506,714
                                                                       =========

         * The Midland Affordable Housing Group Trust indemnifies Midland for risks associated with approximately $136 million of construction loans and approximately $168 million of permanent loans serviced.



          o Equity Syndication and Asset Management. Midland syndicates equity for investment in low income housing tax credits. Midland also syndicates equity and originates debt for investment in student/conventional housing, a unique and growing segment of the multifamily housing industry. Midland currently manages $295 million of such equity.

          o Pension Fund Advisory. Midland Advisory Services, Inc., a registered investment advisor with the Securities and Exchange Commission and a wholly-owned special purpose subsidiary of Midland, provides advisory services to pension funds. Midland currently manages $259 million of such equity.

          o Ancillary Businesses - Real Estate Brokerage/Management and Securities Dealer. Midland Realty Investment Corporation, a wholly-owned special purpose subsidiary of Midland, acts as a licensed real estate broker in the states of Florida, Michigan and California. Midland Securities Corporation, a registered broker dealer with the National Association of Securities Dealers and a wholly-owned special purpose subsidiary of Midland, markets syndications of equity for real estate investments and provides securities broker dealer services.

         Midland has over 100 employees. It is headquartered in Clearwater, Florida, and has branch offices in Dallas, Texas, San Francisco,
         California,   Portland,  Oregon  and  Detroit,  Michigan.

         Upon closing of the acquisition, the combined companies will have approximately $1.7 billion of investments in real estate debt and equity under asset management:

          o  $429 million of tax-exempt bonds for its own account
             o  $222 million of participating bonds
             o  $207 million of fixed rate bonds
          o  $113 million of taxable mortgages for its own account
          o  $1.15 billion under management for others
             o  $722 million of permanent loans
             o  $136 million of construction loans
             o  $295 million of equity

         The combined company's property portfolio will have:
          o  557 properties
          o  51,926 units
          o  94% occupancy (as of 6/30/99)
          o Geographic diversity - properties located in 45 states, the District of Columbia and the U.S. Virgin Islands

         The combined property portfolio will be broken out as:

         Own account
          o  101 properties
          o  20,835 units
          o  94% occupancy (as of 6/30/99)
          o Properties located in 22 states, the District of Columbia and the U.S. Virgin Islands

         Managed for others
          o  456 properties
          o  31,091 properties
          o  94% occupancy (as of 6/30/99)
          o  Properties located in 44 states

         A copy of MuniMae's press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

         2.1 Stock Purchase and Contribution Agreement dated as of September 30, 1999, by and among Municipal Mortgage & Equity, LLC, and Robert J. Banks, Keith J. Gloekl and Ray F. Mathis.

         99.1 Press Release of Municipal Mortgage & Equity, LLC, dated October 4, 1999.

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MUNICIPAL MORTGAGE & EQUITY, LLC



                                 By:        /s/ Michael L. Falcone
                                          Michael L. Falcone
                                          President and Chief Operating Officer






Date:  October 7, 1999

                                  EXHIBIT INDEX

Exhibit No.                Exhibit

2.1 Stock Purchase and Contribution Agreement dated as of September 30, 1999, by and among Municipal Mortgage & Equity, LLC, and Robert J. Banks,
                           Keith J. Gloekl and Ray F. Mathis.

99.1 Press Release of Municipal Mortgage & Equity, LLC, dated October 4, 1999.

                    STOCK PURCHASE AND CONTRIBUTION AGREEMENT

                         dated as of September 30, 1999

                                 by and between

                        MUNICIPAL MORTGAGE & EQUITY, LLC

                                       and

                                 ROBERT J. BANKS

                                KEITH J. GLOECKL

                                       and

                                  RAY F. MATHIS

                               with respect to all

                          outstanding capital stock of

                        MIDLAND FINANCIAL HOLDINGS, INC.

                                                      TABLE OF CONTENTS


ARTICLE I  - DEFINITIONS......................................................1

         1.01         Definitions.............................................1

ARTICLE II - SALE AND CONTRIBUTION OF SHARES AND CLOSING.....................10

         2.01         Contribution, Purchase and Sale........................10

         2.02         Consideration..........................................10

         2.03         Closing................................................11

         2.04         Deferred Purchase Price................................12

         2.05         Adjustment to Deferred Purchase Price..................13

         2.06         Balance Sheet Adjustment...............................13

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS......................14

         3.01         Sellers................................................14

         3.02         Authority..............................................14

         3.03         Organization of the Company............................14

         3.04.        Capital Stock..........................................14

         3.05.        Subsidiaries...........................................14

         3.06.        No Conflicts...........................................15

         3.07.        Governmental Approvals and Filings.....................15

         3.08.        Financial Statements...................................15

         3.09.        Absence of Changes.....................................16

         3.10.        Taxes..................................................18

         3.11.        Legal Proceedings......................................19

         3.12.        Compliance With Laws and Orders........................20

         3.13.        Benefit Plans; ERISA...................................20

         3.14.        Real Property..........................................22

         3.15.        Tangible Personal Property.............................22

         3.16.        Intellectual Property Rights...........................23

         3.17.        Contracts..............................................23

         3.18.        Licenses...............................................25

         3.19.        Insurance..............................................25

         3.20.        Employees; Labor Relations.............................25

         3.21.        Substantial Business Relationships.....................26

         3.22.        No Powers of Attorney..................................27

         3.23         Assets.................................................27

         3.24.        Brokers................................................27

         3.25.        Year 2000 Compliance...................................27

         3.26.        Status of Outstanding Loans............................27

         3.27.        Status of Tax Credit Transactions......................28

         3.28.        No Undisclosed Liabilities.............................29

         3.29.        Affiliate Transactions.................................29

         3.30.        Books and Records......................................29

         3.31.        Qualification to do Business...........................29

         3.32.        Environmental Matters..................................29

         3.33.        Watch List.............................................30

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................30

         4.01.        Organization...........................................30

         4.02.        Authority..............................................30

         4.03.        Issuance of Common Shares..............................30

         4.04.        No Conflicts...........................................31

         4.05.        Governmental Approvals and Filings.....................31

         4.06.        Legal Proceedings......................................31

         4.07.        Purchase for Investment................................31

         4.08.        Brokers................................................31

         4.09         Disclosure.............................................32

         4.10         Financial Statements...................................32

         4.11         Organizational Documents...............................32

         4.12         SEC Filings............................................32

         4.13         Tax Matters............................................32

         4.14         Knowledge..............................................33

         4.15         Purchaser's Expertise and Investigation................33

         4.16         MESC Notice............................................34

ARTICLE V - COVENANTS OF SELLERS.............................................34

         5.01.        Regulatory and Other Approvals.........................34

         5.02.        Books and Records......................................35

         5.03.        Notice and Cure........................................35

         5.04.        Continued Access.......................................35

         5.05.        Operation of the Business Prior to Closing.............35

         5.06.        Disclosure; Shopping...................................35

         5.07         Tax Credit Entities; Ownership and Control.............35

         5.08         Updating of Schedules..................................36

         5.09         Affiliate Transactions.................................36

         5.10         Closing Share Restrictions.............................36

ARTICLE VI - COVENANTS OF PURCHASER..........................................37

         6.01.        Regulatory and Other Approvals.........................37

         6.02.        Notice and Cure........................................37

         6.03         Limitation of Sellers'Liabilities......................37

         6.04         Employees..............................................38

         6.05         Post-Closing Operations of the Company and the
                      Subsidiaries...........................................38

         6.06         704(c) Gain............................................38

ARTICLE VII - TAX MATTERS AND POST-CLOSING TAXES.............................38

         7.01.        Pre-Closing Tax Returns................................38

         7.02.        Transfer Taxes.........................................39

         7.03.        Post-Closing Taxes and Sellers'Post-Closing Taxes......39

         7.04.        Notification of Audits.................................40

         7.05.        Maintenance of Records.................................40

         7.06.        Purchase Price Adjustment..............................40

         7.07.        Tax Sharing Agreements.................................40

ARTICLE VIII - CONDITIONS TO CLOSING.........................................40

         8.01         Conditions to Purchaser's Performance..................40

         8.02         Conditions to Sellers' Performance.....................42

ARTICLE IX - SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
               AGREEMENTS....................................................43
         9.01         Survival of Representations, Warranties, Covenants
                      and Agreements.........................................43

article x - INDEMNIFICATION..................................................44

         10.01.       Tax Indemnifications...................................44

         10.02.       Other Indemnification..................................44

         10.03.       Method of Asserting Claims.............................45

ARTICLE XI - MISCELLANEOUS...................................................48

         11.01.       Notices................................................48

         11.02.       Entire Agreement.......................................49

         11.03.       Expenses...............................................49

         11.04.       Public Announcements...................................50

         11.05.       Confidentiality........................................50

         11.06.       Further Assurances; Post-Closing Cooperation...........50

         11.07.       Waiver.................................................51

         11.08.       Amendment..............................................51

         11.09.       No Third Party Beneficiary.............................52

         11.10.       No Assignment; Binding Effect..........................52

         11.11.       Headings; Exhibits.....................................52

         11.12.       Breach, Abandonment, Termination.......................52

         11.13.       Consent to Jurisdiction and Service of Process.........52

         11.14.       Invalid Provisions.....................................52

         11.15.       Governing Law..........................................53

         11.16.       Counterparts...........................................53



Exhibits

         A --     Earn-Out Examples
         B --     Employment Agreements
         C --     Registration Rights Agreement

         This STOCK PURCHASE AND CONTRIBUTION AGREEMENT dated as of September 30, 1999 is made and entered into by and between MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company ("Purchaser"), and Robert J. Banks, Keith J. Gloeckl and RAY F. Mathis (together "Sellers"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.01.

         WHEREAS, Sellers own in the aggregate 1,000 shares of common stock, par value $0.10 per share, of Midland Financial Holdings, Inc., a Florida corporation (the "Company"), constituting all issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Midland Shares"); and

         WHEREAS, Sellers desire to contribute and sell, and Purchaser desires to acquire and purchase, the Midland Shares on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01     Definitions.

                  (a) As used in this Agreement, the following defined terms, when used with initial capital letters, shall have the meanings indicated below:

         "Actions  or   Proceedings"   means  any  action,   suit,   proceeding,
arbitration or Governmental or Regulatory Authority audit.

         "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent or more of the voting securities of a second Person shall be deemed to control that second Person.

         "Agreement" means this Stock Purchase and Contribution Agreement and the Exhibits, together with the Disclosure Schedule and the Schedules attached thereto, as the same shall be amended from time to time.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Audited Financial Statement Date" means December 31, 1998.

         "Audited Financial Statements" means the Financial Statements for the fiscal year of the Company ended December 31, 1998.

         "Benefit Plan" means any Plan existing prior to or on the date hereof, which the Company, any Subsidiary or any ERISA Affiliate has at any time sponsored, established, maintained or contributed to, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

         "Board of Arbitration" shall have the meaning set forth in Section 10.03(d).

         "Books and Records" means all material files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including, without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Borrower" means the borrower on any loan which the Company or any Subsidiary originated, holds, or services, or which the Company or any Subsidiary has sold under any arrangement wherein the Company or any Subsidiary retains any risk of loss.

         "Business Combination" means with respect to any Person any merger, consolidation or combination to which such Person is a party, any sale, or other disposition of all or substantially all of the capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in any of the States of Florida, Maryland and New York are authorized or obligated to close.

         "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties of the Company and the Subsidiaries taken as a whole.

         "Cash Closing Payment" shall have the meaning set forth in Section
2.03.

         "Claim Notice" means written notification pursuant to Section 10.03(a) of a Third Party Claim as to which indemnity under Section 10.02 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 10.02, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

         "Closing" means the closing of the transactions contemplated by
Section 2.03.

         "Closing Agreement" means a written and legally binding agreement with a Governmental or Regulatory Authority relating to Taxes.

         "Closing Audit" shall have the meaning set forth in Section 2.05.

         "Closing Date" shall have the meaning set forth in Section 2.03(a).

         "Closing Payment" shall have the meaning set forth in Section 2.03.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" shall have the meaning set forth in the forepart of this Agreement.

         "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether oral or in writing).

         "Deferred Purchase Price" shall have the meaning set forth in Section 2.04.

         "Defined Benefit Plan" means each Plan which is subject to Part 3 of Title 1 of ERISA, Section 412 of the Code or Title IV of ERISA.

         "Disclosure Schedule" means the schedules delivered to Purchaser and Sellers simultaneously herewith and dated as of the date hereof pursuant to the terms of this Agreement, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein from Sellers or Purchaser pursuant to this Agreement, except that, with respect to Schedules 4.04 and 4.05, "Disclosure Schedule" means the schedules delivered to Sellers by Purchaser herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein from Purchaser pursuant to this Agreement.

         "Dispute Period" means the period ending 90 calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

         "DUS" means the Delegated Underwriting and Servicing relationships, status and guidelines as defined by Fannie Mae in its agreements and guidelines.

         "Earn-out Period" means the period from Closing until September 30, 2002.

         "Earn-out Shares" shall have the meaning set forth in Section 2.04.

         "Employment Agreements" shall have the meaning set forth in Section
8.01.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control, or is otherwise deemed to be a single employer, with Sellers or, before the Closing, the Company or any Subsidiary, pursuant to Section 414 of the Code.

         "Environmental Law" means any Law relating to protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage or disposal of any Hazardous Material.

         "Fannie Mae" or "FNMA" means the Federal National Mortgage Association.

         "FHLA" means the Farmers Home Loan Association.

         "Financial Statements" means the consolidated financial statements of the Company and its consolidated Subsidiaries delivered to Purchaser pursuant to
Section 3.08.

         "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "GNMA" means the Government National Mortgage Association.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Hazardous Material" means (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law, including, without limitation, any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); and (ii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

         "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

         "HUD" means the United States Department of Housing and Urban Development.

         "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         "Indemnified Party" means any Person claiming indemnification under any provision of Article X, including, without limitation, a Person asserting a claim pursuant to paragraph (c) of Section 10.03.

         "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article X, including, without limitation, a Person against whom a claim is asserted pursuant to paragraph (c) of Section 10.03.

         "Indemnity Notice" means written notification pursuant to Section 10.03(b) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary (other than securities issued by any Subsidiary).

         "IRS" means the United States Internal Revenue Service.

         "Knowledge" with respect to Sellers, the Company or any Subsidiary, Affiliates or Associates means the actual knowledge of Sellers only, without inquiry or investigation by the Sellers (unless otherwise stated in the text).

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Licenses" means all material licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

         "MAHGT" means the Midland Affordable Housing Group Trust.

         "Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole with a potential exposure of more than $100,000.

         "Material Contracts" shall have the meaning set forth in Section 3.17.

         "Midland Shares" shall have the meaning set forth in the forepart of this Agreement.

         "MMI" means Midland Mortgage Investment Corporation.

         "MMI Interest Strip" means any interest strip, interest payable, interest reservation or similar right, payment or benefit created in connection with the sale of any loan by, and reserved unto, MMI and/or MAHGT, including without limitation, rights described in Paragraph 6 of that certain Lending and Warehousing Agreement dated as of September 1, 1997 between MMI and MAHGT, regardless of how characterized on the books and records of MMI and/or MAHGT.

         "Net Income" means the Company's net income before income taxes, amortization and depreciation expense determined using the Company's "as purchased" cost structure and accounting principles consistent with the Company's historical practice. For purposes of determining payment of the Deferred Purchase Price under Section 2.04: Net Income shall be calculated as if the Company and its Subsidiaries continued to operate independently of Purchaser and on a stand-alone basis, without including any income, loss or expense attributable to any of Purchaser's, or its Subsidiaries', Affiliates' and Associates', other operations or business, even if certain of such operations or business are allocated to or conducted in conjunction with the Company or any of its Subsidiaries; notwithstanding the preceding clause, for any transaction between Purchaser (or its Subsidiaries) and existing customers (as of the Closing Date) of the Company and its Subsidiaries, or for which the Company, its Subsidiaries, or the Sellers are responsible, Purchaser and Sellers will use good faith efforts to agree to a fair allocation of income and expense at or prior to the closing of such transaction. Net Income shall exclude MMI Interest Strip income and all one-time out-of-pocket costs and expenses of the Company incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby and any cost or expense which is subject to indemnification under this Agreement or covered by insurance; and Net Income shall include any sales proceeds (net of direct expense not otherwise deductible in determining Net Income) received by the Company or its Subsidiaries in connection with the sale of the Company's (or any Subsidiary's) right to low income housing tax credits arising from the Company's tax credit syndication business or the sale of any general partner interest owned by the Company (or any Subsidiary) in any Tax Credit Partnership or Operating Partnership. The Company's historical practice shall be based on the practices certified to by PricewaterhouseCoopers in preparing the Company's Audited
Financial Statements for 1998 and prior years. In the event of any dispute between Sellers and Purchaser as to the proper allocation of an item of income or expense for purposes of calculating Net Income, the dispute shall be referred to an independent public accounting firm mutually agreeable to Sellers and Purchaser, whose decision shall be final and conclusive absent manifest error.

         "Operating Partnership" means a partnership or other entity in which a Tax Credit Partnership or other entity syndicated or arranged by the Company or a Subsidiary has invested for the purpose of obtaining low income housing tax credits.

         "Operative   Agreements"   means   the   Employment   Agreements,   the
Registration Rights Agreement, and any other agreements to be entered into in connection with the transactions contemplated herein.

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA.

         "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or which is being contested in good faith by appropriate proceedings or which has been bonded off and for which adequate reserves have been established in accordance with GAAP or defense has been accepted by any insurance company, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent or which is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or which have been bonded off or defense has been accepted by any insurance or bonding company and (iii) any other Lien which individually or in the aggregate with other such Liens would not reasonably be expected to have a Material Adverse Effect.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, and whether or not subject to ERISA including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "Post-Closing Tax Returns" shall have the meaning set forth in Section 7.03(a).

         "Post-Closing Taxes" shall have the meaning set forth in Section
7.03(a).

         "Pre-Closing Taxes" shall have the meaning set forth in Section 7.01.

         "Pre-Closing Tax Returns" shall have the meaning set forth in Section 7.01.

         "Purchase Price" shall have the meaning set forth in Section 2.02.

         "Purchaser" shall have the meaning set forth in the forepart of this Agreement.

         "Purchaser Common Shares" means the common shares, no par value, of Purchaser.

         "Purchaser Closing Shares" shall have the meaning set forth in Section 2.03(b).

         "Qualified Plan" means each benefit plan which is intended to qualify under Section 401 of the Code.

         "Registration Rights Agreement" shall have the meaning set forth in
Section 8.02(e).

         "Representatives" means the officers, directors, employees, agents, counsel, accountants, financial advisors, consultants, and other representatives of a Person.

         "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of an Indemnity Notice or a Claim Notice.

         "SEC" shall have the meaning set forth in Section 4.09.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sellers" shall have the meaning set forth in the forepart of this Agreement.

         "Sellers' Post-Closing Taxes" shall have the meaning set forth in
Section 7.03(b).

         "Sellers' Tax Costs" shall have the meaning set forth in Section 10.01.

         "Share Closing Payment" shall have the meaning set forth in Section
2.03.

         "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Person.

         "Surplus" shall have the meaning set forth in Section 2.04(b).

         "Tax or Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

         "Tax Credit Partnership" means a partnership or other entity syndicated or arranged by the Company or a Subsidiary to invest in one or more Operating Partnerships.

          "Tax Ruling" means a written ruling of a Governmental or Regulatory Authority relating to Taxes.

         "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, if applicable, combined or consolidated returns for any group of entities that includes the Company.

         "Third Party Claim" shall have the meaning set forth in Section
10.03(a).

         "Transaction" means the acquisition by Purchaser from Sellers of the Midland Shares as contemplated by this Agreement.

         "Trust" means MAHGT.

         "Trust Agreement" means the Midland Affordable Housing Group Trust Amended and Restated Agreement and Declaration of Trust dated January 1, 1992, as the same has been amended, supplemented or modified from time to time.

         "Unaudited Financial Statements" means the Financial Statements for the most recent fiscal quarter of the Company ended June 30, 1999, and for the periods ended July 31, 1999, and August 31, 1999.

         "Unaudited Financial Statement Date" means June 30, 1999.

                  (b)   Unless   the  context  of  this  Agreement  otherwise
requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                  (c) All references herein to Schedules regardless of the Section reference shall mean and refer to all the Schedules attached to or forming part of the Disclosure Schedule. Seller will use good faith efforts to cross-reference items which are properly discloseable on more than one Schedule.

                                   ARTICLE II
                   SALE AND CONTRIBUTION OF SHARES AND CLOSING

         2.01 Contribution, Purchase and Sale. Sellers agree to contribute and sell to Purchaser, and Purchaser agrees to acquire and purchase from Sellers, all of the Midland Shares at Closing on the terms and subject to the conditions set forth in this Agreement.

         2.02 Consideration. The aggregate consideration for the Midland Shares and for the non-compete provisions set forth in the Employment Agreements is U.S. $35,000,000 plus the right to receive, in the future, a U.S. $10,000,000 earn-out described in Section 2.04 below, (the "Purchase Price"), payable in the manner provided in Sections 2.03 and 2.04, $90,000 of which is allocable pro rata to, and deemed to be in consideration of, the non-compete provisions set forth in the Employment Agreements and the remainder of which is allocable to, and deemed to be in consideration of, the Midland Shares. A portion of the Purchase Price is subject to deferral and adjustment as provided in Sections
2.04 and 2.05.


         2.03     Closing.

                  (a) The Closing will take place at 10:00 a.m. eastern time on the third Business Day following the date on which all conditions to Closing set forth in Article VIII have been satisfied or waived, but not later than October 15, 1999 (the "Closing Date") at the offices of Gallagher, Evelius & Jones, LLP, 218 N. Charles Street, Suite 400, Baltimore, Maryland 21201 or at such other time and place as Purchaser and Sellers mutually agree.

                  (b) At the Closing, Purchaser will pay a portion of the Purchase Price in the following manner: (i) by wire transfer of $23,000,000 (the "Cash Closing Payment") in immediately available funds to such accounts as Sellers may reasonably direct by written notice delivered to Purchaser; and (ii) by issuance to Sellers of good and valid title in and to the number of whole Purchaser Common Shares the value of which equals or most nearly exceeds $12,000,000 (the "Purchaser Closing Shares"), free and clear of all Liens, by delivering to Sellers a certificate or certificates representing the Purchaser Closing Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached; such Purchaser Closing Shares to represent payment of $12,000,000 of the Purchase Price (the "Share Closing Payment," together with the Cash Closing Payment, the "Closing Payment").

                  (c) For purposes of this Agreement, the value of the Purchaser Closing Shares shall equal the average of the closing prices per share of Purchaser Common Shares on the New York Stock Exchange for the 30 trading days prior to the date preceding Closing.

                  (d) Simultaneously, Sellers will assign and transfer to Purchaser good and valid title in and to the Midland Shares, free and clear of all Liens, by delivering to Purchaser a certificate or certificates representing the Midland Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached.

                  (e) All payments and transfers of Purchaser Closing Shares and Earn-out Shares to Sellers shall be made 60% to Robert J. Banks, 20% to Keith J. Gloeckl and 20% to Ray F. Mathis. Sellers shall provide Purchaser with their respective wiring instructions at least one Business Day prior to Closing.

                  (f) The partnership interests identified on Schedule 2.03(f) shall not be deemed to be Assets or Properties of the Company or its Subsidiaries, Associates or Affiliates.



         2.04     Deferred Purchase Price.

                  (a) Ten Million Dollars ($10,000,000) of the Purchase Price, as the same may be adjusted in accordance with Section 2.04(b) and
Section 2.05 (as adjusted, the "Deferred Purchase Price") shall be payable by the assignment and transfer to Sellers of Purchaser Common Shares ("Earn-out Shares") having a value equal to or most nearly exceeding the Deferred Purchase Price, as follows: (A) 1/3 of the Deferred Purchase Price shall be paid by the transfer of Earn-out Shares to Sellers on December 1, 2000 if Net Income for the period October 1, 1999 through September 30, 2000 exceeds $6,000,000; (B) 1/3 of the Deferred Purchase Price shall be paid by the transfer of Earn-out Shares to Sellers on December 1, 2001 if Net Income during the period October 1, 2000 through September 30, 2001 (as increased by any Surplus) exceeds $6,250,000; and
(C) 1/3 of the Deferred Purchase Price shall be paid by the transfer Earn-out Shares to Sellers on December 1, 2002 if Net Income during the period October 1, 2001 through September 30, 2002 (as increased by any Surplus) exceeds $6,500,000.

                  (b) In the event that Net Income for any period described in Section 2.04(a) above, as increased by any Surplus (hereinafter defined), is less than the relevant target amount for such period, the number of Earn-out Shares that are transferred to Sellers shall be reduced such that the value of the Earn-out Shares transferred to Sellers for such period is reduced by $.50 for each $1.00 by which Net Income (as increased by any Surplus) for such period is less than the target amount for such period.

         If Net Income for any period exceeds the target amount for such period (a "Surplus"), as verified by Sellers or their representatives, the Surplus shall be applied first to offset the effect of any prior shortfall (thereby resulting in the issuance of additional Earn-out Shares to make up for any reduction in Earn-Out Shares under the preceding paragraph), with the balance carried forward and applied to offset a shortfall in any future period; thus, to the extent that Net Income for a period ("given period"), as increased by the unapplied Surplus from any prior period, exceeds the target amount for the given period, the Earn-out Shares for the period shall be increased by $.50 for each $1.00 by which Net Income for the given period, when increased by any unapplied Surplus from any prior period, exceeds the target amount for the given period; provided, however, that such increase shall not exceed the aggregate amount of any prior reductions in Earn-out Shares.

         The effect of the adjustments provided for in this Section 2.04(b) is illustrated in Exhibit A incorporated herein.

                  (c) For purposes of the Deferred Purchase Price, Net Income shall be based upon unaudited, internally prepared consolidated financial statements of the Company and its wholly-owned Subsidiaries for the twelve (12) month period ending September 30 in 2000, 2001 and 2002, which financial statements shall be delivered by Purchaser to Sellers not later than October 31 in each of 2000, 2001 and 2002, together with Purchaser's good faith calculation of Net Income for such period, and any proposed adjustments to the Deferred Purchase Price based thereon. If Sellers dispute any determination of Net Income and the parties are unable to resolve the dispute, Net Income for the relevant period shall be determined by PricewaterhouseCoopers LLP initiated through the Tampa Bay, Florida office, or by any other independent certified public accountant jointly selected by Sellers and Purchaser, whose determination shall be conclusive and binding on all parties for such purpose, absent clear error. Purchaser shall bear any costs incurred or charged by PricewaterhouseCoopers LLP or any independent certified public accountant jointly selected by Sellers and Purchaser in making such determination.

                  (d) For purposes of this Section 2.04, the value of the Earn-out Shares delivered on each of the dates described in Section 2.04(a) shall be the average of the closing prices per share of Purchaser Common Shares on the New York Stock Exchange for the 30 trading days prior to such date.

                  (e)   Notwithstanding  any other  provision of this Section
2.04 to the contrary, if the value of the Earn-out Shares to be delivered on any of the dates set forth in Section 2.04(a) is determined in accordance with
Section 2.04(d) to be less than Fifteen Dollars ($15.00) per share, Purchaser may, in its sole discretion, pay the amount of the Deferred Purchase Price which is due and payable on such date in cash rather than by delivery of Earn-out Shares to Sellers.

                  (f) Sellers shall not assign, convey, pledge or otherwise transfer or encumber their right to Earn-Out Shares except among each other and, for estate planning purposes, to their immediate families or trusts the sole beneficiaries of which are their immediate families; and, in the case of Keith Gloeckl, as necessary in connection with any property settlement related to his divorce.

         2.05 Adjustment to Deferred Purchase Price. The maximum Deferred Purchase Price of $10,000,000 shall be reduced dollar for dollar by the amount, if any, by which the stockholders' equity in the Company is less than $7.5 million as of the Closing Date. The amount of stockholders' equity as of the Closing Date shall be determined by an audit of the Company's financial condition as of the Closing Date (the "Closing Audit"). Such audit shall be conducted at the Purchaser's expense by PricewaterhouseCoopers LLP in accordance with GAAP; provided however, that for purposes of determining stockholders' equity under this Section 2.05 and under Section 2.06, any loan loss reserves shall be ignored. Purchaser shall initiate such audit immediately after Closing and shall use diligent efforts to have the audit completed as soon as possible but in any event not later than sixty (60) days after the Closing Date. The MMI Interest Strip shall not be considered an asset of the Company or its Subsidiaries for purposes of the Closing Audit.

         2.06 Balance Sheet Adjustment. In the event the amount of stockholders' equity as determined in the Closing Audit is greater than $7.5 million, Purchaser shall pay to Sellers cash in the amount by which stockholders' equity in the Company as of the Closing Date exceeds $7.5 million. Such payment shall be made within five days after completion of the Closing Audit. As noted in
Section 2.05, the MMI Interest Strip shall not be considered an asset of the Company or its Subsidiaries for purposes of the Closing Audit.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, represent and warrant to Purchaser as follows:

         3.01 Sellers. Sellers are individuals residing in the State of Florida.

         3.02 Authority. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, recharacterization or other similar laws affecting creditor's rights generally and by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

         3.03 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Schedule 3.03. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Schedule 3.03. Sellers have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the articles of incorporation and by-laws of the Company as in effect on the date hereof.

         3.04. Capital Stock. The authorized capital stock of the Company consists solely of 10,000 shares of Common Stock, of which only the Midland Shares are issued and outstanding. The Midland Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Sellers own the Midland Shares, beneficially and of record, subject only to those Liens listed on Schedule 3.04. There are no outstanding Options with respect to the Company. At Closing, Sellers will deliver to Purchaser a certificate or certificates representing the Midland Shares in the manner provided in Section 2.03 and will transfer to Purchaser good and valid title to the Midland Shares, free and clear of all Liens.

         3.05. Subsidiaries. Schedule 3.05 lists the name of each Subsidiary. To the Seller's Knowledge each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in Schedule 3.05, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified Schedule 3.05. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record by the Company or Subsidiaries wholly owned by the Company free and clear of all Liens. There are no outstanding Options with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in Schedule 3.05. Sellers have prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

         3.06. No Conflicts. The execution and delivery by Sellers of this Agreement does not, and the execution and delivery by Sellers of the Operative Agreements to which they are a party, the performance by Sellers of their obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary;

                  (b) to the Knowledge of Sellers, subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.06(b), conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Sellers, the Company or any Subsidiary or any of their respective Assets and Properties the breach of which would reasonably be expected to have a Material Adverse Effect; or

                  (c) except as disclosed in Schedule 3.06(c), or as could not reasonably be expected to have a Material Adverse Effect, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Sellers, the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Sellers, the Company or any Subsidiary or any of their respective Assets and Properties under, any Material Contract or License to which Sellers, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound or any partnership agreement of any Tax Credit Partnership or any Operating Partnership.

         3.07.  Governmental  Approvals  and  Filings.  Except as  disclosed  in
Schedule 3.07, to the Knowledge of Sellers after due inquiry: no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Sellers, the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby.

         3.08. Financial Statements. Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of the following financial statements:

                  (a) the audited balance sheets of the Company and its consolidated subsidiaries as of December 31, 1996, 1997 and 1998, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by PricewaterhouseCoopers LLP and all letters from such accountants with respect to the results of such audits; and

                  (b)   the   unaudited  balance  sheets  and  statements  of
operations of the Company and its consolidated subsidiaries as of the fiscal quarters ending March 31, 1999 and June 30, 1999, and the unaudited balance sheets and statement of operations of the Company and its consolidated subsidiaries as of the periods ending July 31, 1999 and August 31, 1999.

Except as set forth in the notes thereto or in Schedule 3.08, to the Sellers' Knowledge, all such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of such Unaudited Financial Statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect) and the absence of notes (that, if presented, would not differ materially from those included in the Audited Financial Statements for the fiscal year ended December 31, 1998). Except for those Subsidiaries listed in
Schedule 3.08, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 3.08 have been, consolidated with those of the Company.

         3.09. Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto, since the Audited Financial Statement Date, to the Knowledge of Sellers after due inquiry of the senior management employees of the Company listed in Schedule 3.09(a): there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, except as disclosed in Schedule 3.09(b), there has not occurred between the Audited Financial Statement Date and the date hereof:

                  (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company other than cash dividends or distributions to Sellers which do not reduce Shareholders' Equity below $7.5 million, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any such capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

                  (ii)   any   authorization,    issuance,   sale   or   other
disposition by the Company or any Subsidiary of any shares of capital stock of or Option with respect to the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary relating to such capital stock or Option;

                  (iii) (x) any increase, outside of the ordinary course of business consistent with past practice, in the salary, wages or other compensation of any officer or employee of the Company (other than the Sellers) or any Subsidiary whose annual salary is, or after giving effect to such change would be, $100,000 or more; (y) any establishment or modification, outside of the ordinary course of business consistent with past practice, of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment Contract or other employee compensation arrangement or
(B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or
(z) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan except to the extent required by applicable Law; provided, however, that this paragraph shall not prohibit the Company from awarding or paying such bonuses as Sellers may determine prior to the Closing Date as long as such bonuses are accrued prior to Closing and reflected in the Closing Audit.

                  (iv) any incurrence by the Company or any Subsidiary of Indebtedness in an aggregate principal amount exceeding $100,000, other than Indebtedness used to fund loans to Borrowers;

                  (v) any physical damage, destruction or other casualty loss not covered by insurance affecting any of the plant, real or personal property or equipment of the Company or any Subsidiary in an aggregate amount exceeding $100,000;

                  (vi) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice;

                  (vii) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary, (y) reorganization, liquidation or dissolution of the Company or any Subsidiary or (z) Business Combination involving the Company or any Subsidiary and any other Person;

                  (viii) any commencement or termination by the Company or any Subsidiary of any line of business;

                  (ix) any transaction by the Company or any Subsidiary with Sellers, any officer, director, Affiliate or Associate of Sellers or any Associate of any such officer, director or Affiliate (other than the Company or any Subsidiary) (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, or (C) other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Purchaser pursuant to Section 3.17 or (D) other than the payment of cash dividends; or

                  (x)   any lease of real property;

                  (xi) any notice by Fannie Mae or any beneficiary of MAHGT of the termination of, or of an intent to terminate or discontinue, any business relationship which would have a Material Adverse Affect.

         3.10. Taxes. Except as disclosed in Schedule 3.10 (with paragraph references corresponding to those set forth below):

                  (a) To Sellers' Knowledge: (i) the Company and its Subsidiaries have timely filed or has had filed, after giving effect to any applicable extensions, all Tax Returns required to be filed by applicable Law, maintained all documents and records relating to Taxes as are required to be made or provided by it and has complied in all material respects with all legislation relating to Taxes applicable to it, and (ii) all such Tax Returns were in all material respects true, complete and correct. The Company and its Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes shown to be due and payable on such Tax Returns.

                  (b) To Sellers' Knowledge, no claim has ever been made by any authority of a jurisdiction where the Company or its Subsidiaries does not file Tax Returns that the Company or its Subsidiaries is or may be subject to taxation by the jurisdiction.

                  (c) There are no liens for any Taxes with respect to any Assets and Properties of the Company or its Subsidiaries except Permitted Liens.

                  (d) The Company or its Subsidiaries have not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (e) The Company or its Subsidiaries have not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (f) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or its Subsidiaries that has not been resolved and paid in full.

                  (g) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries, and no Governmental Authority has notified the Company or any Subsidiary that it intends to audit its Tax affairs.

                  (h) The Company and its Subsidiaries have not received a Tax Ruling or entered into a Closing Agreement with any Governmental Authority that would have a Material Adverse Effect upon the Company or its Subsidiaries after the date of Closing.

                  (i) To Sellers' Knowledge, no event, transaction, act or omission has occurred which could result in the Company or its Subsidiaries becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other Person.

                  (j)   To   Seller's   Knowledge,   the   Company   and  its
Subsidiaries have complied (and until the date of Closing will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code ss.ss.1441 through 1446, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other applicable Laws, and has, within the time and in the manner prescribed by Law, withheld and paid over to the proper Governmental Authorities all amounts required in connection with amounts paid or owing to any employee.

                  (k) The Company or its Subsidiaries are not parties to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code ss.280G.

                  (l) The Company and its Subsidiaries have not filed (and will not file prior to the Closing) a consent pursuant to Code ss.341(f) or agreed to have Code ss.341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code ss.341(f)(4)) owned by the Company or its Subsidiaries.

                  (m) The Company and its Subsidiaries are not required to include in income any adjustment pursuant to Code ss.481(a) by reason of a voluntary change in accounting method initiated by the Company or its Subsidiaries, and to the knowledge of Sellers and the Company, the IRS has not proposed any such adjustment or change in accounting method.

                  (n) No election under Codess.338 (or any predecessor provisions) has been made with respect to any of the Assets and Properties of the Company or its Subsidiaries.

                  (o) The Company and its Subsidiaries are not subject to any Tax sharing or similar agreements under which the Company, its Subsidiaries or the Purchaser may have liability for Taxes of any other Person.

                  (p) Sellers have made available to Purchaser for calendar years 1996, 1997 and 1998 complete and accurate copies of (i) all federal income tax returns, and any amendments thereto, filed by the Company and its Subsidiaries, (ii) all audit reports received from any Governmental Authority relating to any federal income tax return and (iii) all Closing Agreements entered into by the Company or its Subsidiaries with any Governmental Authority.

         3.11. Legal Proceedings. Except as disclosed in Schedule 3.11 (with paragraph references corresponding to those set forth below):

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of Sellers, threatened against, Sellers, the Company or any Subsidiary or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to Sellers, the Company or a Subsidiary, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any Subsidiary that would interfere in any material respect with its business or operations or (y) Losses by the Company or any Subsidiary, individually exceeding $100,000; and

                  (b) to the Knowledge of Sellers', there are no Orders outstanding against the Company or any Subsidiary.

Prior to the execution of this Agreement, Sellers have delivered to Purchaser, or made available to Purchaser, all responses of counsel for the Company and the Subsidiaries to auditors' requests for information delivered in connection with the Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against the Company or any Subsidiary.

         3.12. Compliance With Laws and Orders. Except as disclosed in Schedule 3.12, to Sellers' Knowledge neither the Company nor any Subsidiary has received any written notice that it is in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties the violation of which could reasonably be expected to have a Material Adverse Effect.

         3.13.    Benefit Plans; ERISA.

                  (a) Schedule 3.13(a) (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, and (iii) identifies each of the Plans that are fully insured. To Seller's knowledge: neither the Company nor any Subsidiary has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted.

                  (b) Neither the Company nor any ERISA Affiliate, or any predecessor thereof, has at any time during the five-year period preceding the date of this Agreement, maintained or contributed to a Defined Benefit Plan.

                  (c) Neither the Company nor any Subsidiary maintains or is obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (d)   Neither  the  Company,  any  Subsidiary,   any  ERISA
Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 414 of the Code, has at any time contributed to any "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

                  (e) To Seller's Knowledge, each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in substantial compliance with, and neither the Company nor any Subsidiary has received any claim or notice that any such Benefit Plan is not in material compliance with, all applicable Laws and Orders, (including all tax rules for which favorable tax treatment is intended), without limitation, the requirements of ERISA, the Code, the Age Discrimination in Employment Act (to the extent applicable), the Equal Pay Act (to the extent applicable) and Title VII of the Civil Rights Act of 1964 (to the extent applicable). To the Sellers' knowledge, each Qualified Plan as of the Closing Date, has met the requirements for qualification under Section 401(a) of the Code.

                  (f) To Seller's Knowledge, (i) neither Sellers, the Company nor any Subsidiary is in material default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract, (ii) all contributions and other payments required to be made by Sellers, the Company or any Subsidiary to any Benefit Plan with respect to any period ending on the date hereof have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP, and (iii) there are no material Liabilities of or under any Benefit Plan other than Liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

                  (g) To the Sellers' Knowledge, no event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which the Company, any Subsidiary or any Plan maintained by them, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability (including, without limitation, liability under Sections 406, 409 or 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code) other than to make contributions or to pay benefits in the ordinary course.

                  (h) To the Knowledge of Sellers, there are no pending or threatened claims (other than routine claims for benefits) by or on behalf of any Benefit Plan, by any person covered thereby, or otherwise, which allege violations of Law which would reasonably be expected to have a Material Adverse Effect.

                  (i) No employer real property or other employer property is included in the assets of any Benefit Plan.

                  (k) Neither the Company nor any ERISA Affiliate maintains any severance or parachute payment plan.

                  (l) MAHGT is the only entity in which the Sellers, the Company or its Subsidiaries participate as fiduciaries which has been created to make multifamily mortgage loans. Sellers have not received any written notice that the Trust or any other Benefit Plan for which the Company and its Subsidiaries have originated loans is subject to ERISA.

                  (m) To Seller's Knowledge, the Trust and any other Benefit Plans for which the Company and its Subsidiaries have originated loans and which are not subject to ERISA have, to the extent managed by Sellers, the Company or its Subsidiaries, been managed in compliance with the applicable requirements of any and all applicable state, local and foreign laws which govern plan fiduciaries or which are otherwise similar to ERISA.

                  (n) Purchaser and its Affiliates, including on and after the Closing, the Company and any Subsidiary, shall have no liability for, under, with respect to or otherwise in connection with any Plan, which liability arises under ERISA or the Code, by virtue of the Company or any Subsidiary being aggregated, at any relevant time prior to the Closing, in a controlled group or affiliated service group with any ERISA Affiliate that does not become an affiliate of the Purchaser by virtue of the transactions contemplated hereby. No Plan other than a Benefit Plan is or will be directly or indirectly binding on Purchaser by virtue of the transactions contemplated hereby.

                  (o)   To   Seller's   Knowledge,   the   Company  and  each
Subsidiary has properly classified for all purposes (including, without limitation, for all Tax purposes and for purposes of determining eligibility to participate in any employee benefit plan) all employees, leased employees, consultants and independent contractors.

         3.14.    Real Property.

                  (a) Neither the Company nor any Subsidiary owns any real property. Schedule 3.14(a) contains a true and correct list of each parcel of real property leased by the Company or any Subsidiary (as lessee).

                  (b)   To   the  Sellers'   Knowledge,   the  Company  or  a
Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. To the Sellers' Knowledge, each lease referred to in paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and, except as set forth in Schedule 3.14(b), and neither the Company nor any Subsidiary has received written notice of any, default thereunder. Neither the Company nor any Subsidiary owes any brokerage commissions with respect to any such leased space.

                  (c) Sellers have delivered to Purchaser prior to the execution of this Agreement true and complete copies of all leases (including any amendments and renewal letters) with respect to the real property listed in
Schedule 3.14(a).

         3.15. Tangible Personal Property. The Company or a Subsidiary is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Unaudited Financial Statements for the period ended on the Unaudited Financial Statement Date and tangible personal property acquired since the Unaudited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Schedule 3.15.

         3.16. Intellectual Property Rights. The Company and the Subsidiaries have interests in or use the Intellectual Property disclosed in Schedule 3.16, to the Sellers' Knowledge, each of which the Company or a Subsidiary either has all right, title and interest in or a valid and binding license to use. Except as disclosed in Schedule 3.16 or in the terms of any written license previously delivered to or reviewed by Purchaser, to the Sellers' Knowledge, (i) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or any Subsidiary in respect of such Intellectual Property, (ii) Sellers have delivered or made available to Purchaser prior to the execution of this Agreement all material documentation in Seller's possession with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, (iii) neither the Company nor any Subsidiary has received any written notice that it is, in default under any license to use such Intellectual Property, and (iv) to the Sellers' Knowledge, such Intellectual Property is not being infringed by any other Person so as to cause a Material Adverse Effect. Neither Sellers, the Company nor any Subsidiary has received written notice that the Company or any Subsidiary is infringing any Intellectual Property of any other Person, no written claim is pending or, to the Knowledge of Sellers, has been made to such effect that has not been resolved.

         3.17.    Contracts.

                  (a)   Schedule    3.17(a)   (with   paragraph    references
corresponding to those set forth below) contains a true and complete list of each of the following Contracts ("Material Contracts") or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to or made available to Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                     (i)  (A) all Contracts  (excluding  Benefit Plans and
"at will" employment agreements) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any unwritten promises known to Sellers which create an obligation of the Company or any Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business.

                     (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary;

                     (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person (other than the partnership or similar agreement of any Operating Partnership);

                     (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary in excess of $100,000 (other than Indebtedness owing by the Company or any wholly-owned Subsidiary used to fund loans to Borrowers);

                      (v)      all collective bargaining or similar labor
Contracts;

                     (vi)   all  Contracts   that  (A)  limit  or  contain
restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

                     (vii) all Contracts between or among the Company or any Subsidiary or the Trust on the one hand and any of the Sellers on the other hand;

                     (viii) all other Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $1,000,000 and (B) cannot be terminated within 30 calendar days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary; and

                     (ix)     to the extent not otherwise  covered by clauses
(i) to (viii) above, all written Contracts with Fannie Mae, HUD, GNMA, FHLA or MAHGT and all other Contracts pursuant to which the Company or any Subsidiary originates, sells or services mortgage loans.

                  (b)   Each  Material  Contract  required to be disclosed in
Schedule 3.17(a) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable against the Company or a Subsidiary to the extent a party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, recharacterization or other similar laws affecting creditor's rights generally and by general equitable principles (regardless of whether considered in a proceeding in equity or at law); and except as disclosed in Schedule 3.17(b) neither the Company nor any Subsidiary has received written notice (i) that it is in violation or breach of or default under any such Material Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Material Contract), or (ii) that any other party to a Material Contract claims that such Contract is not its legal, valid and binding obligation or is unenforceable against such other party.

         3.18. Licenses. Schedule 3.18 contains a true and complete list of all Licenses used in and material to the business or operations of the Company or any Subsidiary. Prior to the execution of this Agreement, Sellers have delivered to or made available to Purchaser true and complete copies of all such written Licenses. Except as disclosed in Schedule 3.18:

                  (i)   to the Sellers'  Knowledge,  each License  listed in
Schedule  3.18 is valid,  binding and in full force and effect;

                  (ii) to the Seller's Knowledge, the Company and each Subsidiary hold all Licenses the absence of which would have a Material Adverse Effect; and

                  (iii) neither the Company nor any Subsidiary is, or has received any written notice that it is, in default under any such License.

         3.19. Insurance. Schedule 3.19 contains a true and complete list of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or any Subsidiary. The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         3.20.    Employees; Labor Relations.

                  (a) Schedule 3.20 contains a list of the name of each officer and full-time employee of the Company and the Subsidiaries at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date.

                  (b) (i) To the Sellers' Knowledge, no employee of the Company or any Subsidiary is presently a member of a collective bargaining unit and, to the Knowledge of Sellers, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary; and (ii) except as set forth in Schedule 3.20(b), no unfair labor practice complaint or sex or age discrimination claim is pending against the Company or any of the Subsidiaries before the National Labor Relations Board or any other Governmental or Regulatory Authority. There never has been any work stoppage or strike by employees of the Company or any Subsidiary. Since January 1, 1997, the Company and the Subsidiaries have not received any written notice of noncompliance with applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

                  (c) Except for employees who are parties to employment Contracts listed on Schedule 3.17(a), all employees of the Company and its Subsidiaries are "at-will" employees.

         3.21.    Substantial Business Relationships.

                  (a) Schedule 3.21(a) lists the largest investors in tax credit funds and projects sponsored or arranged by the Company and its Subsidiaries. Except as disclosed in Schedule 3.21(a), to Sellers' Knowledge: no such investor has ceased or materially reduced its relationship or investment with the Company and the Subsidiaries since the Audited Financial Statement Date, or to the Knowledge of Sellers, has threatened to cease or materially reduce its relationship, or such investment with the Company or any Subsidiary after the date hereof.

                  (b) Schedule 3.21(b) lists all Persons for whose benefit or at whose request the Company or its Subsidiaries have made loans which are presently outstanding or have arranged tax credit investments which are presently outstanding which in the aggregate exceed $10,000,000. Except as disclosed in Schedule 3.21(b), to the Knowledge of Sellers, no such Person is threatened with bankruptcy or insolvency.

                  (c) To the Knowledge of Sellers after due inquiry of the senior management employees of the Company and its Subsidiaries listed on
Schedule 3.21(c), the Company and its Subsidiaries are in compliance in all material respects with all agreements with any of Fannie Mae, GNMA, HUD or FHLA, and neither the Sellers, the Company nor any Subsidiary has received written notice of any material noncompliance with the handbooks, manuals and guidelines applicable to FannieMae DUS lenders or seller/servicers, GNMA lenders or seller/services, HUD lenders or seller/servicers or FHLA lenders or seller/servicers.

                  (d) Neither Sellers, the Company, nor any Subsidiary has received any written notice from Fannie Mae, GNMA, HUD or FHLA, respectively, stating or indicating that the Company or any Subsidiary was or is in default in its obligations to or agreements with Fannie Mae, GNMA, HUD or FHLA, respectively; and Sellers have no Knowledge of any facts or events which would entitle or give Fannie Mae, GNMA, HUD or FHLA, respectively cause to terminate MMI as an approved DUS lender or GNMA, HUD or FHLA lender, respectively.

                  (e) Except as listed on Schedule 3.21(e), Fannie Mae has not sent the Company or any Subsidiary notice of any default or deficiency in MMI's performance as a DUS lender or Fannie Mae approved seller/servicer. Except as listed on Schedule 3.21(e), neither GNMA, HUD nor FHLA has sent the Company or any Subsidiary notice of any default or deficiency in MMI's performance as a lender or seller/servicer. To Seller's knowledge, the Company and its Subsidiaries are in full compliance with all net worth, reserve, and other financial conditions required by FannieMae..

                  (f) Neither Sellers, the Company, nor any Subsidiary has received any written notice from any beneficiary of MAHGT asserting or claiming any of the following on the part of the Sellers, the Company or any Subsidiary:
(i) breach of any Contract with, or duty of care owed to, MAHGT, or (ii) failure to comply in any material respect with any agreement entered into with MAHGT.

                  (g) Neither Sellers, the Company nor any Subsidiary has received notice from any beneficiary of MAHGT that such beneficiary intends to withdraw from the Trust.

         3.22. No Powers of Attorney. Except as set forth in Schedule 3.22, neither the Company nor any Subsidiary has any powers of attorney or comparable delegations of authority outstanding.

         3.23 Assets. Neither Sellers, the Company nor any Subsidiary has received written notice that the Company or any Subsidiary or any counterparty is in violation of or in default under, in any material respect any material loan or credit agreement, note, bond, mortgage, indenture or any material lease, permit, concession, franchise or license, or any material agreement to acquire real property, or any other material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually reasonably be expected to have a Material Adverse Effect.

         3.24. Brokers. Except for FPL Associates Finance L.P., whose fees, commissions and expenses are the sole responsibility of Sellers, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Purchaser without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

         3.25. Year 2000 Compliance. The Company and its Subsidiaries have reviewed and tested all computer hardware and software applications and date-sensitive equipment controlled by imbedded computer chips in order to determine whether such systems are year 2000 compliant to the extent of technological resources currently available to the Company and its Subsidiaries. To the best of Sellers' Knowledge the systems used by the Company and its Subsidiaries will be year 2000 compliant by December 31, 1999. For purposes of this Section, year 2000 compliant means all hardware and software applications and date-sensitive equipment controlled by imbedded computer chips can accurately process date and time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including correct leap year calculations. Furthermore, year 2000 compliant systems, when used in combination with all other information systems, shall accurately process date and time data if the other systems properly exchange date and time data with it.

         3.26.    Status of Outstanding Loans.

                  (a)   Schedule  3.26(a) is a complete  list as of September
1,  1999  of  all  permanent   loans  being  serviced  by  the  Company  or  its
Subsidiaries, and indicates for each such loan the name of the party which owns such loan (or a participation interest therein).

                  (b)   Schedule  3.26(b) is a complete  list as of September
1, 1999 of all outstanding construction loans which have been closed (i.e., loan documents have been executed and a mortgage or deed of trust has been recorded) by the Company or its Subsidiaries, and indicates in each case the party providing the funds from which such loan was funded.

                  (c)   Schedule   3.26(c)   is  a   complete   list  of  all
outstanding commitments for construction loans as of September 1, 1999 issued by the Company or its Subsidiaries, and indicates in each case the party from whom the funds will be obtained to fund such loan.

                  (d)   Schedule   3.26(d)   is  a   complete   list  of  all
outstanding commitments for permanent loans as of September 1, 1999 issued by the Company or its Subsidiaries, (whether in its own behalf or on behalf of another party, such as MAHGT) and indicates in each case the proposed permanent lender and the intended disposition of such loan (e.g., sale to Fannie Mae, etc.).

                  (e) Schedule 3.26(e) is a complete list of all loans originated or serviced by the Company or its Subsidiaries which is currently (as of September 1, 1999) identified as a non-performing, "watch list" or other similarly classified loan.

                  (f) Schedule 3.26(f) is a complete list of all permanent loans owned or serviced by the Company or its Subsidiaries for which the underlying borrower or project has a debt service coverage ratio of less than
1.10 to 1.0, based upon the most recent financial reporting available to the Company or its Subsidiaries as of September 1, 1999.

                  (g) Schedule 3.26(g) is a complete list of all loans owned or serviced by the Company or its Subsidiaries for which, in Sellers' reasonable and good faith judgment, based on information currently available to Sellers, the Company or its Subsidiaries may be required to make delinquency or servicing advances during the next 12 months, or which may be unable to meet scheduled debt service requirements during such period.

                  (h) Schedule 3.26(h) lists all construction loans owned or serviced by the Company or its Subsidiaries for which the Sellers or the Company has reason to believe that the remaining loan proceeds will not be sufficient to complete the construction of the project free and clear of all liens, claims and encumbrances.

                  (i) Except as disclosed in Schedule 3.26(i), the Company or the applicable Subsidiary received a lender's policy of title insurance in connection with all loans made by the Company and its Subsidiaries and secured by real property and each owner of a low income housing tax credit property for which the Company or any Subsidiary arranged the tax credit equity investment received an owner's policy of title insurance, in an amount not less than the loan amount or the total amount invested in the property respectively.

         3.27.    Status of Tax Credit Transactions.

                  (a) Except as disclosed on Schedule 3.27(a), the Sellers, the Company and its Subsidiaries have received no written notices or communications (from the IRS, any state housing finance authority, or any other party) to the effect (i) that any Affiliate of the Sellers or the Company, is in default under the organizational documents of any Tax Credit Partnership or any Operating Partnership in any material respect; or (ii) that any event has occurred which would cause any Operating Partnership or Tax Credit Partnership not to realize its reasonably anticipated tax credits.

                  (b) Except as disclosed in Schedule 3.27(b), to Sellers' Knowledge, each property with respect to which the Company or any Subsidiary has made a loan or arranged a tax credit equity investment is in compliance with all income requirements and rent limitations imposed on such property or the owners thereof by any agreement, restrictive covenant or applicable Law in all material respects.

                  (c) Attached as Schedule 3.27(c), is a comparison of original projected benefits with current projected benefits for cash investors in Midland Corporate Tax Credit Partnerships I - IV. No investor in a Tax Credit Partnership has notified the Company or its Subsidiaries that it is dissatisfied with its actual or projected returns.

         3.28. No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Audited Financial Statements or in the notes thereto or as disclosed in Schedule 3.28, there are, to the Knowledge of Sellers after due inquiry of senior management employees of the Company, no Liabilities against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than Liabilities which are incurred in the ordinary course of business consistent with past practice and which in the aggregate would not have a Material Adverse Effect. To the Knowledge of Sellers, all facts material to the Business or Condition of the Company and its Subsidiaries have been disclosed to Purchaser in, or in connection with, this Agreement and the Schedules.

         3.29. Affiliate Transactions. Except as disclosed Schedule 3.29, as of the date of this Agreement, there are no intercompany Liabilities between the Company or any Subsidiary or the Trust, on the one hand, and any of the Sellers, on the other, which would survive Closing.

         3.30. Books and Records. The minute books, contracts, documents, instruments and similar records of the Company and the Subsidiaries which have been made available to Purchaser are genuine and are true, complete and accurate copies of the Company's records.

         3.31. Qualification to do Business. Except as shown on Schedule 3.31, neither the Company nor any Subsidiary has received written notice from any state that the Company or any Subsidiary is subject to any fine, forfeiture, diminution of rights or similar penalty for failure to qualify to do business in such state.

         3.32. Environmental Matters. Except as shown on Schedule 3.32 or on any Phase I environmental report received by the Company or any Subsidiary and made available to Purchaser, neither the Sellers, the Company, nor any Subsidiary has received written notice that any property with respect to which the Company, MAGHT or any Subsidiary has made a loan or arranged a low-income housing tax credit investment is in violation of any Environmental Law.

         3.33. Watch List. Schedule 3.33 is a true and correct copy of the Company's "watch" list of Operating Partnerships and Borrower loans as of August 31, 1999.

         EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESSED OR IMPLIED, ARE HEREBY WAIVED AND DISCLAIMED.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers as follows:

         4.01. Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full limited liability company power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is a party or on the ability of Purchaser to perform its obligations hereunder or thereunder.

         4.02. Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other limited liability company action on the part of Purchaser or its stockholders being necessary other than approval prior to Closing by Purchaser's Investment Committee of any changes in this Agreement and the Operative Agreements from the drafts presented to the Board at its September 22, 1999 meeting. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject only to ratification prior to Closing by Purchaser's Investment Committee.

         4.03. Issuance of Purchaser Common Shares The Purchaser Common Shares to be issued to Sellers by Purchaser pursuant to this Agreement have been duly authorized and will upon issuance be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights created by statute, Purchaser's Amended and Restated Certificate of Formation and Operating Agreement, by-laws, or other equivalent organizational documents or any other agreement. The Purchaser Common Shares issued to Sellers pursuant to this Agreement shall be free of any Liens or other defects in title.

         4.04. No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Amended and Restated Certificate of Formation and Operating Agreement or by-laws of Purchaser;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 4.05 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

                  (c) except as disclosed in Schedule 4.04 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets and Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

         4.05.  Governmental  Approvals  and  Filings.  Except as  disclosed  in
Schedule 4.05 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         4.06. Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         4.07. Purchase for Investment. The Shares will be acquired by Purchaser (or, if applicable, its assignee pursuant to Section 11.10(b)) for its own account for the purpose of investment, it being understood that the right to dispose of such Midland Shares shall be entirely within the discretion of Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Sellers to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

         4.08. Brokers. Except for Robert A. Stanger & Co., Inc., whose fees, commissions and expenses are the sole responsibility of Purchaser, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Sellers, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

         4.09 Disclosure. Purchaser has kept current public information available within the meaning of Rule 144(c) of the regulations under the Securities Act. Purchaser has prior to the date hereof, and will file with the Securities and Exchange Commission ("SEC") in a timely manner all reports and other documents and information required of the Purchaser under the Securities Exchange Act of 1934, as amended, and is eligible to register the Purchaser Common Shares on Form S-3. All filings made by Purchaser with the SEC and all press releases issued by the Purchaser were true, correct and complete in all material respects when filed or released, and, except as disclosed in subsequent filings with the SEC, since the date of each such filing or press release, there has been no material adverse change in any of the information contained therein.

         4.10 Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the Purchaser's SEC filing complies as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with GAAP (except as may be indicated in the notes thereto), and each presented the consolidated financial position, results of operations and cash flows of Purchaser and the consolidated subsidiaries of Purchaser as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments which were not, and are not expected to have, a material adverse effect on the business, operations, results of operations, or the condition (financial or otherwise) of Purchaser and its subsidiaries, taken as a whole.)

         4.11 Organizational Documents. Purchaser has heretofore made available to the Sellers complete and correct copies of its Amended and Restated
Certificate of Formation and Operating Agreement, Bylaws or equivalent organization documents, each as amended as of the date hereof. Each such organizational document is in full force and effect. Purchaser is not in violation in any material respect of any provision of its Certificate of Formation and Operating Agreement, Bylaws, or other equivalent organizational documents.

         4.12 SEC Filings. Purchaser has heretofore made available to the Sellers complete and correct copies of (i) all agreements, documents and other instruments not yet filed by Purchaser with the SEC but that are currently in effect and that Purchaser expects to file with the SEC after the date of this Agreement, and (ii) all amendments and modifications that have not been filed by Purchaser with the SEC to all agreements, documents and other instruments that previously had been filed with the SEC and are currently in effect.

         4.13 Tax Matters. Purchaser is and always has been classified as a partnership for Federal income tax purposes. Accordingly, Purchaser is not and never has been liable for Federal income tax. Purchaser has timely filed (after giving effect to any applicable extensions) all Tax Returns required to be filed by Purchaser under applicable law in a manner which is true, complete and correct in all material respects and has, within the time prescribed by law, paid all other Taxes (i.e., all Taxes other than Federal income tax) shown to be due and payable on such Tax Returns. Historically, Purchaser has made quarterly distributions to the holders of its common shares in an aggregate amount no less than the taxable income of Purchaser allocable to such holders for any given year multiplied by the highest rate of Federal income tax applicable to individuals for such prior year, and Purchaser has no current intent to alter its historical distribution practices. Purchaser makes no assurance whatsoever as to its future tax status or distribution practices.

         4.14 Knowledge. Purchaser does not have any actual knowledge of any facts or circumstances that would make any of the representations or warranties of Sellers in this Agreement untrue or misleading.

         4.15     Purchaser's Expertise and Investigation.

                  (a) Purchaser is an informed and sophisticated purchaser, possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment under this Agreement and has engaged expert legal, financial, tax, business and other advisors, experienced in the evaluation and purchase of companies such as the Company.

                  (b) Purchaser has undertaken such investigation as it deems necessary or appropriate to enable it to make an informed and intelligent decision with regard to this Agreement and the transactions contemplated by this Agreement.

                  (c) Purchaser acknowledges and agrees that, in entering this Agreement and acquiring the Company and in consummating the other transactions contemplated by this Agreement:

                           (i) Purchaser has relied and will rely solely upon its own investigation and analysis, the representations and warranties contained in Article III of this Agreement, and the genuineness and completeness of all records of the Company and its Subsidiaries which have been furnished to Purchaser for its review (and, without limiting the generality of the foregoing, not on any information learned or provided in connection with any presentation made by Sellers, their investment bankers or other non-employee representatives of the Company or the Subsidiaries.)

                           (ii) Neither the Sellers, the Company nor the Subsidiaries (nor their investment bankers or any of their other representatives) has made any representation or warranty except as expressly set forth in Article III of this Agreement.

                           (iii) None of the Sellers, the Company or the Subsidiaries (nor their investment bankers or any of their other representatives) will have any liability to Purchaser (or any of its other Representatives) on any basis based upon any information made available or statements made except for those expressly contained in
         Article III of this Agreement and only in accordance with this Agreement.

                           (iv) On or prior to the date of this Agreement and on or prior to the Closing Date, Purchaser and its Representatives have had full access to, and have been furnished with all information and documentation regarding, the Company and the Subsidiaries, their respective businesses, their respective prospects, the Midland Shares, this Agreement and the transactions contemplated by this Agreement, including all of the facilities, assets, properties, books, leases, agreements, commitments, Contracts, records and personnel of the Company and the Subsidiaries, including all information which Purchaser considers necessary or advisable to enable it to make a decision concerning its purchase of the Midland Shares and all other information as Purchaser has requested, so that Purchaser has had a full opportunity to review the business, financial, accounting and legal matters relating to all of the foregoing.

         4.16 MESC Notice. At least two business days prior to the date of this Agreement, Purchaser has received a true and complete copy of MESC Form 1027 entitled "Business Transferors Notice to Transferee of Unemployment Tax Liability and Rate" in accordance with the provisions of applicable law.

                                    ARTICLE V
                              COVENANTS OF SELLERS

         Sellers, jointly and severally, covenant and agree with Purchaser that, at all times from and after the date hereof, for the period specified herein or, if no period is specified herein, indefinitely, Sellers will comply with all covenants and provisions of this Article V, except to the extent Purchaser may otherwise give its prior consent in writing.

         5.01. Regulatory and Other Approvals. Sellers will, and will cause the Company and the Subsidiaries to, (a) use commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers, the Company or any Subsidiary to consummate the transactions contemplated hereby, including, without limitation, those described in Schedules 3.06 or 3.07, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory
Authorities or other Persons may reasonably request and (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         5.02. Books and Records. At Closing, Sellers will deliver or make available to Purchaser at the offices of the Company and the Subsidiaries all of the Books and Records, and if at any time after the Closing Sellers discover in their possession or under their control any other Books and Records, they will forthwith deliver such Books and Records to Purchaser.

         5.03. Notice and Cure. Sellers will notify Purchaser promptly in writing of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use commercially reasonable efforts to cure, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Sellers under this Agreement to be breached or that renders or will render untrue any representation or warranty of Sellers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

         5.04. Continued Access. Between the date of this Agreement and the date of Closing, Sellers will afford Purchaser and its advisors reasonable access to the personnel, properties, Contracts, Books and Records, and other documents and data of the Company and its Subsidiaries. ...Any such access will be provided, and all such inspections will be conducted, at reasonable times and in such a manner as not to interfere with the operations of the Company or the Subsidiaries.

         5.05. Operation of the Business Prior to Closing. Between the date of this Agreement and the date of Closing, Sellers will, and will cause the Company and each Subsidiary to (a) conduct the business of the Company and each Subsidiary in the ordinary course of business, (b) use reasonable efforts to preserve intact the current business organization of the Company and its Subsidiaries, keep available the services of the current officers and employees of the Company and its Subsidiaries, and maintain the contractual relations and good will of the Company and its Subsidiaries with MAHGT, Fannie Mae, GNMA, HUD, FHLA, tax credit investors, borrowers, landlords, creditors and others having business relationships with the Company and its Subsidiaries, and (c) not undertake any matters outside the ordinary course of business without the prior written consent of Purchaser which consent shall not be unreasonably withheld or delayed and if not withheld or given within seven days of notice of such undertaking shall be deemed given. An action shall be deemed to be in the ordinary course of business only if it is consistent with past practice.

         5.06. Disclosure; Shopping. Sellers shall not make any disclosure of the existence or terms of this Agreement without the prior approval of Purchaser. Sellers will not, and shall cause the Company and each Subsidiary not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, or discuss or negotiate with, any Person relating to any transaction involving the sale of the business or Assets or Properties of the Company or any Subsidiary or the capital stock of the Company or any Subsidiary.

         5.07     Tax Credit Entities; Ownership and Control.

                  (a) Sellers agree that they will take no steps to remove, and will vote their ownership interests (in whatever form) to prevent the removal of, Midland Equity Corporation (or any other Subsidiary of the Company) as general partner (or as general partner of a general partner) of any Tax Credit Partnership or of any Operating Partnership in which it serves as general partner, unless Midland Equity Corporation (or such other Subsidiary of the Company) defaults in its obligations under the relevant partnership agreement and none of the Sellers is on the Board of Directors of, or is an officer or employee of, such defaulting entity.

                  (b) The provisions of this Section 5.07 shall survive Closing for as long as any Seller is an employee, officer or director of Purchaser or any of its Subsidiaries.

         5.08     Updating of Schedules.

                  (a) Between the date of this Agreement and the Business Day immediately preceding the Closing Date, Sellers will from time to time deliver to Purchaser updated Disclosure Schedules showing any changed facts, circumstances or information from the matters disclosed in the Disclosure Schedules to this Agreement necessary to make the representations and warranties set forth in Article III above true and complete (irrespective of whether any particular section of this Agreement calls for a Schedule to such section) which shall be deemed an amendment to this Agreement.

                  (b)   If  the  information   contained  in  any  Disclosure
Schedules or updates thereto delivered between the date of this Agreement and the Closing Date, or if the underlying documents referenced therein or related thereto, could, in Purchaser's sole discretion, have a Material Adverse Effect, Purchaser shall have the option, as its sole and exclusive remedy, to terminate this Agreement by written notice to Sellers delivered within five (5) Business Days of Purchaser's receipt of such information, and no party shall thereafter have any liability to any other party.

         5.09     Affiliate Transactions.

                  (a) Beginning on the date of this Agreement, Sellers shall advise Purchaser of all material transactions between Sellers on the one hand, and the Company, the Purchaser or any of their Subsidiaries on the other hand. In addition, during the term of their respective employment agreements, each Seller shall give Purchaser at least five (5) Business Days notice of any proposed transactions involving the acquisition or disposition of Purchaser's Common Shares and shall conduct all transactions so as to comply with all applicable securities laws.

                  (b) No later than December 31, 1999, Sellers will cause the Company and its Subsidiaries, on the one hand, and Sellers and their family members, family trusts and related persons, on the other hand to repay in full all debt owed by either group to the other.

         5.10 Closing Share Restrictions. Banks and Gloeckl shall retain ownership of their Purchaser Closing Shares for a period of three years from the Closing Date. For one year thereafter, Messrs. Banks and Gloeckl shall retain ownership of Purchaser Closing Shares having a value of at least $3 million and $1 million respectively. Mathis shall retain ownership of his Purchaser Closing Shares for a period of one year. Each Seller may, at any time, pledge or encumber his Purchaser Closing Shares to secure personal borrowings.

                                   ARTICLE VI
                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof, Purchaser will comply with all covenants and provisions of this Article VI, except to the extent Sellers may otherwise consent in writing.

         6.01. Regulatory and Other Approvals. Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby, including, without limitation, those described in Schedule 4.05 hereto,
(b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with Sellers, the Company and the Subsidiaries as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements. Purchaser will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

         6.02. Notice and Cure. Purchaser will notify Sellers promptly in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Sellers' right to seek indemnity under Article X.

         6.03 Limitation of Sellers' Liabilities. Purchaser will take all necessary actions to insure that Sellers have no obligations or liabilities whatsoever relating to the Company or the Subsidiaries or their respective businesses, properties or assets, as the same may exist on or prior to the Closing Date or arise thereafter (other than liabilities arising under or expressly preserved under this Agreement and liabilities arising from the Sellers' own tortuous conduct). Purchaser will cooperate with Sellers, both before and after the Closing, by taking, and after the Closing causing the Company and the Subsidiaries to take, all actions Sellers reasonably request to effectuate the termination of any such obligation or liability asserted against or imposed on Sellers, including Purchaser's using its best efforts to provide a substitute guaranty or other arrangement to release Sellers from any such liability or obligation.

         6.04 Employees. Purchaser will cause the Company and the Subsidiaries to continue to employ, for a period of at least one year after the Closing Date, those employees of the Company and the Subsidiaries listed on Schedule 6.04 on terms and conditions, including compensation and benefits, at least comparable to those in effect at or immediately prior to the Closing; provided that the foregoing will not preclude the Company or the Subsidiaries from terminating any of such employees for cause during such period. Purchaser will use commercially reasonable efforts to retain all other employees of the Company and its Subsidiaries for a period of one year on comparable terms and conditions to those in effect prior to the Closing Date, but all such employees will remain "at will" employees.

         6.05 Post-Closing Operations of the Company and the Subsidiaries. Following the Closing and until September 30, 2002, Purchaser shall not take any action the sole purpose of which is to reduce the income or increase the expenses of the Company and its Subsidiaries (on a consolidated basis), other than such decreases in income and increases in expenses as can be adjusted for in calculating Net Income under Section 2.04, without the prior written consent of the Sellers. Nothing in this Agreement shall be deemed or construed to preclude Purchaser from operating the Company and its Subsidiaries in a manner consistent with Purchaser's overall business plan and in compliance with all applicable Laws, Contracts and standards imposed by third parties, such as FannieMae.
         6.06 704(c) Gain.. Purchaser has not adopted, and will not adopt, any method for reconciling the difference between the value and tax basis of the Midland Shares under Section 704(c) of the Code which would result in such difference being reconciled, or Sellers otherwise being allocated a disproportionate amount of Purchaser's income or gain, prior to Purchaser's disposition of the Midland Shares.

                                   article vii
                       TAX MATTERS AND POST-CLOSING TAXES

         7.01. Pre-Closing Tax Returns. Sellers shall prepare or cause to be prepared, and file or cause to be filed all Tax Returns or claims for refund of the Company for all taxable periods of the Company ending on or prior to the Closing Date ("Pre-Closing Tax Returns"). With respect to any such Pre-Closing Tax Returns required to be filed by Sellers and not filed before the Closing Date, Sellers shall provide Purchaser and its authorized representatives with copies of any such completed Tax Return at least 15 Business Days prior to the due date for filing of such Tax Return and Purchaser and its representatives shall have the right to review (but not to require any change to) such Tax Return prior to the filing of such Tax Return, which each Seller is hereby irrevocably authorized to sign on behalf of the Company. All Taxes with respect to such Tax Returns ("Pre-Closing Taxes") which exceed the accruals therefor as shown on the Closing Audit shall be paid as follows. All such Taxes which are federal income taxes shall be paid by Sellers; all other such Taxes shall be paid by Purchaser or the Company and shall constitute a Loss to Purchaser for purposes of Section 10.02. Purchaser shall not amend any Pre-Closing Tax Returns without the Sellers' consent. Sellers shall not amend any such Tax Return without the written approval of Purchaser, which approval may not be unreasonably withheld.

         7.02. Transfer Taxes. Purchaser shall pay one-half and Sellers shall pay one-half of any and all sales, use, transfer, real property transfer, recording, gains, stamp stock transfer and other similar taxes and fees ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement, and each shall indemnify, defend, and hold harmless the other with respect to its proportionate share of such Transfer Taxes. The party required by law to file all necessary documentation and Tax Returns with respect to such Transfer Taxes shall do so.

         7.03.    Post-Closing Taxes and Sellers' Post-Closing Taxes.

                  (a) Purchaser shall timely prepare and file (or cause to be prepared and filed) all Tax Returns required by law for all Taxes covering the Company for periods ending after the date of Closing, including periods which include a period prior to the date of Closing ("Post-Closing Tax
Returns"). Purchaser will determine in good faith the basis on which all Post-Closing Tax Returns are to be filed. Purchaser shall timely pay or cause to be paid all Taxes relating to Post-Closing Tax Returns ("Post-Closing Taxes").

                  (b) For purposes of determining the adequacy of the accruals for Taxes on the Company's balance sheets as of the date of the Closing Audit (prepared in accordance with GAAP), the amount of any Taxes for a period beginning before and ending after the date of the Closing Audit which shall be deemed to have accrued on or before the date of the Closing Audit ("Sellers' Post-Closing Taxes") shall be:

                     (i) in the case of any real or personal property Tax, an amount equal to the Tax for the Assets and Properties owned by the Company or any Subsidiary on the date of the Closing Audit for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the entire taxable period ending on the date of the Closing Audit and the denominator of which is the number of days in the entire taxable period;

                     (ii) in the case of any other Tax, the amount that would be payable by the Company or any Subsidiary if its taxable year ended on the date of the Closing Audit.

At least 30 days prior to the filing of any Post-Closing Tax Return which includes any Sellers' Post-Closing Taxes, Purchaser shall provide Sellers with a copy of the return along with Purchaser's calculation of Sellers' Post-Closing Taxes related thereto and shall, at the request of Sellers, during the following 30 days consult with Sellers concerning such Post-Closing Tax Return.

                  (c) Upon the filing of the Post-Closing Tax Returns, Sellers shall pay to Purchaser any of Seller's Post-Closing Taxes which constitute federal income taxes to the extent such Taxes exceed the accruals therefor as shown on the Closing Audit; all of Seller's Post- Closing Taxes which are not federal income taxes shall be paid by Purchaser or the Company and shall constitute a Loss to Purchaser for purposes of Section 10.02.

         7.04. Notification of Audits. Purchaser shall promptly notify Sellers in writing upon receipt by Purchaser of notice of (i) any pending or threatened federal, state, local or foreign Tax audits or assessments of the Company, so long as any period relating to Pre-Closing Taxes remains open, and (ii) any pending or threatened federal, state, local or foreign Tax audits or assessments of the Purchaser which may affect the Tax liabilities of the Company, in each case for periods relating to Pre-Closing Taxes only.

         7.05. Maintenance of Records. After the date of Closing, Purchaser and Sellers shall make available to the other, as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of Sellers, any Affiliate of Sellers or the Company or any Subsidiary for any period commencing before the Closing Date and for the portion of any period allocated to Sellers under Section 7.03, and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations, including extensions thereof, or such other period as required by Law. Purchaser and Sellers shall also make available to each other as reasonably requested by Purchaser or Sellers, as the case may be, personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the parties hereto shall take all such necessary action.

         7.06. Purchase Price Adjustment Any payments made to Sellers, the Company or Purchaser pursuant to this Article VII shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by Purchaser and Sellers on their Tax Returns to the extent permitted by law.

         7.07. Tax Sharing Agreements. All Tax sharing or similar agreements, if any, to which the Company or its Subsidiaries is a party will be cancelled at or prior to the Closing and neither the Company, its Subsidiaries nor Purchaser shall not be bound thereby or have any obligation thereunder.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         8.01 Conditions to Purchaser's Performance. Purchaser's obligation to proceed to Closing shall be conditioned upon the satisfaction (or the waiver in writing by Purchaser) of each of the following:

                  (a) Michael L. Falcone shall have been elected as a trustee of the Trust effective as of the Closing.

                  (b) Sellers shall have obtained and delivered to Purchaser written consent to the Transaction of FannieMae and the Trust and each other Person listed on Schedule 8.01.

                  (c) Each of Sellers' representations and warranties set forth in Article III shall be true and correct in all material respects and Sellers shall so certify in writing at Closing.

                  (d) Sellers shall be in a position to deliver to Purchaser certificates evidencing the Midland Shares and good and valid title to the Shares, free and clear of all Liens.

                  (e) Sellers shall have performed in all material respects all obligations and agreements and complied with all covenants in this Agreement or in any Operative Agreement to be performed and complied with by any of Sellers at or before Closing and Sellers shall so certify in writing at Closing.

                  (f) Each of Sellers shall have executed and delivered to Purchaser that employment agreement in the form attached hereto as Exhibit B and intended to be executed by him (collectively, the "Employment Agreements"). The Employment Agreements shall provide collectively for an annual salary before incentive compensation of $650,000 to be divided among the Sellers (and any replacement for Ray Mathis after his contract expires) as the Sellers may decide.

                  (g) Purchaser shall have received certificates of good standing for the Company and each of its Subsidiaries for the States of Florida, Michigan, California and Texas and each other state listed on Schedule 3.03, each such certificate of good standing to be dated as of a date not more than 30 days prior to the Closing Date.

                  (h) Purchaser shall have received an estoppel certificate from the lessor under the real property lease for the Company's Florida offices.

                  (i) There shall not have occurred any material adverse change in the Business or Condition of the Company since the Unaudited Financial Statement Date, and with respect to the Assets and Properties of the Company there have been no payment defaults and no occurrence which if not waived would result in a payment default.

                  (j) All notice periods shall have elapsed or otherwise been terminated under the HSR Act.

                  (k) There shall not have been commenced or threatened against Sellers, Purchaser or any Affiliate of either any Action of Proceeding
(i) involving any challenge to, or seeking damages or other relief in connection with any of the transactions contemplated hereby or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of such transactions.

                  (l) There shall not have been made or threatened by any Person any claim asserting that such Person (i) is a holder or a beneficial owner of, or has any Option with respect to, any of the stock, or any other voting, equity or ownership interest in, the Company or any Subsidiary or (ii) is entitled to all or any portion of the Purchase Price.

                  (m) Sellers shall have provided Purchaser with evidence of the termination of that certain agreement known as Midland Financial Holdings, Inc. Optional-Purchase Stock Agreement dated January 2, 1991 among the Company and the Sellers.

         8.02 Conditions to Sellers' Performance. Sellers' obligation to proceed to Closing shall be conditioned upon the satisfaction (or the waiver in writing by Sellers) of each of the following:

                  (a)   Purchaser   shall  have  obtained  and  delivered  to
Sellers the written consent to the Transaction of each of the following: (i) each Person whose consent to the Transaction is required by any Contract, Order or Law by which Purchaser is bound or to which it is subject and (ii) the Board of Directors of Purchaser.

                  (b) Each of Purchaser's representations and warranties set forth in Article IV of this Agreement shall be true and correct in all material respects and Purchaser shall so certify at Closing.

                  (c)   Purchaser   shall  have  performed  in  all  material
respects all obligations and agreements and complied with all covenants in this Agreement or in any Operative Agreement to be performed and complied with by Purchaser at or before Closing and Purchaser shall so certify in writing at Closing.

                  (d) Purchaser shall have executed and delivered to Sellers the Employment Agreements.

                  (e) Purchaser shall have executed and delivered to Sellers the Registration Rights Agreement (the "Registration Rights Agreement") attached hereto as Exhibit C.

                  (f) All notice periods shall have elapsed or otherwise been terminated under the HSR Act.

                  (g) There shall not have been commenced or threatened against Sellers or any Affiliate of Sellers any Action or Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of such transactions.

                  (h) There shall not have occurred any adverse change in the Business or Condition of the Purchaser since June 30, 1999 which would require a filing by Purchaser with the SEC.

                  (i) Robert Banks shall have been elected to a three-year term as a director of Purchaser, effective as of the Closing Date.

                                   ARTICLE IX
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

         9.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Company and the Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 3.02, 3.04,
3.05 (but only insofar as it relates to the capital stock of the Subsidiaries), 3.30, 4.02, 4.03, 4.07, 4.08 and 10.01(c), and the indemnity contained in
Section 10.01(b), (b) until six years after the Closing Date with respect to matters covered by Sections 3.10, 4.01, 4.13, 6.06, 10.01(a) and 10.02(d), (c)
until one year after the date of Closing in the case of Section 3.13 and all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, for a period comparable to that used in clause (c) following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X.

         9.02 Certain Purchase Rights. In the event of a Business Combination as defined in Section 12.1 of Purchaser's Amended and Restated Certificate of Formation and Operating Agreement which does not meet the voting requirements of either Section 12.2 or Section 12.3(b)(i) of such Operating Agreement, the members of the Board of Directors of the Company, as constituted immediately prior to the effective date of such Business Combination, shall have the right to acquire the Company and its Subsidiaries from Purchaser for the fair value of the Company and its Subsidiaries. Fair value shall be determined by Robert A. Stanger & Co., Inc., or if it shall no longer be in the business of performing such valuations for real estate lending companies, then by a firm which is an expert in such valuations and which is mutually agreeable to Purchaser and such Board members. The Board members shall notify Purchaser in writing within ten
(10) Business Days after the Board members have notice of the Control Company Interests Acquisition or Business Combination that they wish to exercise their rights hereunder. Within ten (10) Business Days after their receipt of the determination of fair value, the Board members shall notify Purchaser whether they wish to proceed. If they elect to proceed, the purchase shall be consummated within one hundred twenty (120) days of such election, at which time the purchase price shall be paid in cash and Purchaser shall deliver such bills of sale, stock certificates and other instruments of title as may be necessary to convey complete ownership of the Company and its Subsidiaries and their respective assets and properties to the Board members or their designees. During the period between valuation and closing, Purchaser shall take no action outside the ordinary course of business which could have a Material Adverse Effect on the value of the Company and its Subsidiaries. This Section 9.02 shall survive the Closing for a period of twenty (20) years.

                           ARTICLE X - INDEMNIFICATION

         10.01.   Tax Indemnifications.

                  (a) Sellers will indemnify and hold harmless Purchaser and the Company from and against liability for Pre-Closing Taxes and Sellers' Post-Closing Taxes in accordance with Sections 7.01 and 7.03(c).

                  (b) Purchaser agrees to promptly indemnify and reimburse Sellers for all federal income taxes which they are required to pay as a result of a determination by IRS that the delivery of the Purchaser Closing Shares or the Earn-out Shares is a recognition event for federal income tax purposes, or if any payment of Earn-out Shares is made in cash under Section 2.04(e). The amount of the indemnity shall be the amount of tax which the Sellers are required to pay to the IRS as a consequence of the foregoing, plus an amount sufficient to pay any additional tax the Sellers are required to pay on account of such payment, plus any interest and penalties the Sellers are required to pay. If, in lieu of Earn-Out Shares, Purchaser at any time pays cash to Sellers pursuant to Section 2.04(e) of this Agreement, then Purchaser shall also pay in cash, at the same time, an amount equal to the amount of tax which the Sellers are required to pay to the IRS as a consequence of the foregoing, plus an amount sufficient to pay any additional tax the Sellers are required to pay on account of such payment, plus any interest and penalties the Sellers are required to pay.

                  (c) Unless and until the IRS shall notify Sellers in writing to the contrary, Sellers shall treat delivery of the Purchaser Closing Shares and the Earn-out Shares as non-recognition events under Section 721 of the Code neither Sellers nor Purchaser and shall take any action inconsistent with such treatment.

         10.02.   Other Indemnification.

                  (a)   Sellers  shall,  jointly  and  severally,   indemnify
Purchaser and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Sellers contained in this Agreement.

                  (b) Purchaser agrees to indemnify Sellers and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

                  (c) No amounts shall be payable as a result of any claim arising under Sections 10.01(a) or 10.02(a) unless and until the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of $1,000,000 in the aggregate, in which event the Indemnified Parties shall only be entitled to seek indemnity from Sellers for the amount of losses in excess of $1,000,000, provided that this paragraph (c) shall not limit Purchaser's right to indemnity resulting from a misrepresentation or breach of warranty by Sellers contained in Sections 3.02,
3.04 and 3.24.

         Notwithstanding anything to the contrary contained in this Agreement, in no event shall Sellers' aggregate liability under this Agreement exceed $10 million.

                  (d) Sellers shall indemnify and hold Purchaser, the Company and its Subsidiaries harmless from any and all Loss on any construction loans made by the Company or its Subsidiaries on those certain projects known as Manhattan Square and the Capstone transaction in Eugene, Oregon. This indemnity shall not be subject to the limitations of Section 10.02(c).

                  (e) The remedies provided in Sections 10.01(a), 10.02(a) and 10.02(d) constitute the exclusive remedy against Sellers for any claim in connection with this Agreement.

         10.03. Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 10.02 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which an Indemnifying Party might seek indemnity under Section 10.02 is asserted against or sought to be collected from such Indemnified Party by a Person other than Sellers, the Company, any Subsidiary, Purchaser or any Affiliate of Sellers or Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party.

                     (i) The Indemnifying Party will have the right upon notice to the Indemnified Party to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which shall not be unreasonably withheld or delayed, in the case of any settlement that provides for any relief other than the payment of monetary damages. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 10.02 with respect to such Third Party Claim and agrees to indemnify and hold the Indemnifying Party harmless from any Losses results from such Third Party Claim.

                     (ii) If the Indemnifying Party fails to prosecute reasonably diligently the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a diligent manner and in good faith and may be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent may be withheld or given at the Indemnifying Party's discretion). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation. If the Indemnifying Party disputes its liability with respect to the Third Party Claim under Section 10.02, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if such claim is less than $1,000,000 and is not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (d) of this Section 10.03.

                  (b) In the event any Indemnified Party should have a claim under Section 10.02 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party has been irreparably prejudiced thereby. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if such claim is less than $1,000,000 and is not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (d) of this Section 10.03.

                  (c) In the event of any Loss in excess of $100,000, resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement as to which an Indemnified Party would be entitled to claim indemnity under
Section 10.02 but for the provisions of paragraph (c) thereof, such Indemnified Party may nevertheless deliver a written notice to the Indemnifying Party containing the information that would be required in a Claim Notice or an Indemnity Notice, as applicable, with respect to such Loss. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described therein or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Loss specified in the notice will be conclusively deemed to have been incurred by the Indemnified Party for purposes of making the determination set forth in paragraph (c) of Section
10.02. If the Indemnifying Party has timely disputed the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if less than $1,000,000 and not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (d) of this Section 10.03.

                  (d) Any dispute submitted to arbitration pursuant to this Section 10.03 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet in Tampa Bay, Florida, or Baltimore, Maryland, as a majority of the members of the Board of Arbitration may determine, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including, but not limited to, such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party, provided, however, that the expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be borne in equal parts by the Indemnifying Party and the Indemnified Party Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.


                           ARTICLE XI - MISCELLANEOUS

         11.01. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Purchaser, to:

         Municipal Mortgage & Equity LLC
         218 North Charles Street, Suite 500
         Baltimore, Maryland 21201-4019
         Facsimile No.:  410-727-5387
         Attn:  Michael L. Falcone

         with a copy to:

         Rogers & Wells LLP
         200 Park Avenue
         New York, New York 10166
         Facsimile No.:  212-878-8375
         Attn:  Robert E. King, Jr.

         and a copy to:

         Gallagher, Evelius & Jones, LLP
         218 N. Charles Street, Suite 400
         Baltimore, Maryland 21201
         Facsimile No.:  410-837-3085
         Attn:  Stephen A. Goldberg

         If to Sellers, to:

         Robert J. Banks
         Midland Financial Holdings, Inc.
         33 N. Garden Avenue, Suite 1200
         Clearwater, Florida 33755
         Facsimile No.:  727-443-6067

         and

         Keith J. Gloeckl
         Midland Financial Holdings, Inc.
         33 N. Garden Avenue, Suite 1200
         Clearwater, Florida 33755
         Facsimile No.:  727-443-6067

         and

         Ray F. Mathis
         Midland Financial Holdings, Inc.
         33 N. Garden Avenue, Suite 1200
         Clearwater, Florida 33755
         Facsimile No.:  727-443-6067

         with a copy to:

         Honigman Miller Schwartz and Cohn
         2290 First National Building
         Detroit, Michigan 48226
         Facsimile No.:  313-465-7357
         Attn:  Gregory J. DeMars

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         11.02. Entire Agreement. This Agreement and the Operative Agreements supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including, without limitation, that certain letter of intent between the parties dated May 27, 1999, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         11.03. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Sellers shall pay the costs and expenses of the Company and the Subsidiaries, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

         11.04. Public Announcements. Sellers and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company and the Subsidiaries sell goods or provide services or with whom the Company and the Subsidiaries otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Sellers and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the execution of this Agreement and upon Closing.

         11.05. Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or
(ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company and the Subsidiaries furnished by Sellers hereunder.

         11.06.   Further Assurances; Post-Closing Cooperation.

                  (a) At any time or from time to time after the Closing, Sellers and Purchaser shall execute and deliver to Purchaser or Sellers, as the case may be, such other documents and instruments, provide such materials and information and take such other actions as Purchaser or Sellers may reasonably request more effectively to vest title to the Midland Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company, the Subsidiaries, and the Tax Credit Partnerships and their respective Assets and Properties and Books and Records, and otherwise to cause Sellers to fulfill their obligations under this Agreement and the Operative Agreements to which they are parties.

                  (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company and the Subsidiaries in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement,
(iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six years after the Closing not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten day period after such offer is made.

                  (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Sellers in accordance with this paragraph shall be held confidential by Sellers in accordance with Section 11.05.

                  (d) Notwithstanding anything to the contrary contained in paragraphs (b) and (c) of this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

         11.07. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         11.08. Amendment. Except as set forth in Section 5.08, this Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         11.09. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X.

         11.10. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except that Purchaser may assign any or all of its rights, interests and obligations hereunder (including, without limitation, its rights under Article X) to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         11.11. Headings; Exhibits. The headings used in this Agreement or in any Schedules have been inserted for convenience of reference only and do not define or limit the provisions hereof. Reference herein to Exhibits, unless indicated, shall refer to the Exhibits attached to this Agreement, which hereby are incorporated in and constitute a part of this Agreement.

         11.12. Breach, Abandonment, Termination. If any party shall fail to fulfill its obligations hereunder, including without limitation its obligations to close and to satisfy those conditions to Closing which are its responsibility, the other parties shall have all remedies available to them at law or in equity, including the right to specific performance.

         11.13. Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for Northern District of Maryland and the Middle District of Florida or any state court located in Baltimore City, Maryland or Tampa Bay, Florida in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein). Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

         11.14. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         11.15. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Maryland applicable to a Contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

         11.16. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

                                               SELLERS:


                                               By: /s/  ROBERT J. BANKS
                                               Robert J. Banks


                                               By: /s/  KEITH J. GLOECKL
                                               Keith J. Gloeckl


                                               By: /s/  RAY F. MATHIS
                                               Ray F. Mathis


                                               PURCHASER:

                                               MUNICIPAL MORTGAGE & EQUITY, LLC




                                               By:  /S/  MICHAEL L. FALCONE
                                               Michael L. Falcone
                                               President and COO

PRESS RELEASE                    Contact:          Derek K. Cole
                                                   Director, Investor Relations
EMBARGOED UNTIL                                    (888) 788-3863
4:30pm, October 4, 1999


                 MuniMae Agrees to Acquire the Midland Companies
                   --------------------------------------
                   Combined Companies Will Manage $1.7 Billion
              of Multifamily Real Estate Debt & Equity Investments


BALTIMORE, MD, October 4, 1999 -- Municipal Mortgage & Equity, LLC (NYSE: MMA), also known as MuniMae, a nationwide originator, investor and servicer of tax-exempt multifamily housing bonds, announced today that it has signed a binding agreement to purchase the Midland Companies ("Midland"), a privately held Fannie Mae lender that originates, services and asset manages investments in multifamily debt and equity on behalf of institutional investors and for its own account. The $45 million cash-and-stock transaction is expected to close over the next several weeks.

The combined companies will manage $1.7 billion of investments in multifamily real estate debt and equity. A portfolio of 557 multifamily housing communities, encompassing 51,926 apartment units in 45 states, the District of Columbia and the U.S. Virgin Islands secures the investments.

Midland, headquartered in Clearwater, Florida with offices in Dallas, Texas, Detroit, Michigan, Portland, Oregon and San Francisco, California, will continue to operate under the Midland name. Midland is a Fannie Mae delegated underwriter and servicer (DUS), that manages construction and permanent loans as well as equity investments on behalf of its pension fund investors, and also raises equity from corporations for investments in the federal affordable housing tax credit program.

MuniMae Chairman and CEO, Mark K. Joseph, commented, "We believe this is an excellent opportunity for MuniMae. It is a natural extension of our business. Acquiring the Midland Companies greatly expands our reach in the multifamily finance marketplace. As one of only three Fannie Mae DUS lenders in the country which provides equity financing in addition to Fannie Mae debt financing, Midland brings MuniMae access to important additional capital resources. Fannie Mae is the largest provider of capital for housing in the nation. To join the Fannie Mae family of lenders opens up new paths of growth for us. Further, with Midland's experienced team of loan originators in geographically diverse areas, MuniMae will be able to better serve existing customers and extend our customer base nationally. By creating a stronger, more dynamic national organization, this acquisition will enhance long-term value creation for our shareholders.

We will continue our low leverage approach to the multifamily housing finance business. We will continue to increase our core holdings of tax exempt bonds secured by apartment communities. We expect that, with this acquisition's addition to our Cash Available for Distribution ("CAD"), we can not only grow our tax exempt dividend, but also lower our payout ratio, measured on a recurring income basis. Achieving this will both grow MuniMae strategically and increase the security of the dividend payments to our shareholders."

Midland, which includes a holding company and six operating companies, will become a wholly owned subsidiary of MuniMae. Midland Chairman and CEO, Robert J. Banks, who will join the MuniMae Board of Directors, commented, "I am extremely pleased to be joining MuniMae as they seek new growth opportunities. Our approach to business and our dedication to our customers will remain unchanged. We will continue to operate all of our businesses under the Midland name, and most importantly, the quality people at Midland who have built our business to date will continue on. The merger was a natural progression for Midland. The larger equity base and the additional access to capital will enable us to grow and compete more aggressively. Since 1977, we have originated in excess of $2.6 billion in financing for multifamily housing involving over 1,300 properties in 48 states. With the similar business philosophies and cultures between Midland and MuniMae, and with the capital resources now available to us, we anticipate an even greater ability to serve our customers needs, to provide growth and challenge for our employees and to enhance shareholder value."

MuniMae President and COO, Michael L. Falcone, commented, "We expect the Midland transaction to be accretive to CAD per share in 2000. Further, it will increase the percentage of income to shareholders which is exempt from Federal income taxes. Managing over $1.7 billion of investments in real estate debt and equity begins to give us economies of scale that we could not previously obtain. The addition of the Midland product line will enable us to capture a larger volume of deals, while enabling Midland to aggressively offer additional tax-exempt financing alternatives to its customers. Everyone at MuniMae and Midland is excited about the future for our customers, our employees and our shareholders."

MuniMae has agreed to pay $45 million for Midland. At closing, $23 million will be paid in cash and $12 million in stock. Assuming certain performance targets are met, including an annual contribution to CAD of at least $6 million, $10 million in additional stock will be paid over the next three years.

MuniMae originates, invests in and services tax-exempt multifamily housing bonds. The 76 multifamily housing communities that secure MuniMae's portfolio are located in 38 markets in 18 states and the District of Columbia, and contain 18,767 units with an average occupancy of 94%. The properties represent approximately $750 million in real estate value. Over half of MuniMae's bond assets provide for the Company to participate in the appreciation of the underlying apartments on a tax-exempt basis through contingent interest payments.

MuniMae is organized as a limited liability company, which makes it exempt from tax at the corporate level and provides the benefit of corporate governance. In addition, the Company passes through to its shareholders primarily tax-exempt dividends, which are generated by its municipal bond investments. Dividends to shareholders are declared quarterly and paid in February, May, August and November.

The comments of MuniMae Chairman Joseph, Midland Chairman Banks and MuniMae President Falcone contain statements that are forward looking in nature and reflect management's current views with respect to future events and financial performance. These statements are subject to many uncertainties and risks and should not be considered guarantees of future performance. Actual results may vary materially from projected results based on a number of factors, including the actual performance of the properties pledged as collateral for the portfolio, general conditions in the local real estate markets in which the properties are located and prevailing interest rates.

             MUNIMAE: TAX-EXEMPT DIVIDENDS AND GROWTH THROUGH REAL ESTATE
                        www.munimae.com www.gomidland.com